POWER OF ATTORNEY

         The undersigned trustees of Glen Rauch Funds (the "Trust") hereby appoint Glen R. Rauch and Cheryl Spinella Betsy, and each of them, as attorneys-in-fact and agents, with the power to execute and to file any of the documents referred to below relating to the initial registration of the Trust as an investment company under the Investment Company Act of 1940, as amended, and the registration of the Trust's securities under the Securities Act of 1933, as amended, including the Trust's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of the said attorneys-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

         The undersigned directors hereby execute this Power of Attorney as of this 12th day of December, 2000.

NAME                                                        TITLE

/S/ GLEN R. RAUCH                                       Trustee and Chairperson
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Glen R. Rauch

/S/ CHERYL SPINELLA BETSY                               Trustee
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Cheryl Spinella Betsy

/S/ YALE PAPRIN                                         Trustee
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Yale Paprin

/S/ ANTHONY CAPORRINO                                   Trustee
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Anthony Caporrino

/S/ PETER O'ROURKE                                      Trustee
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Peter O'Rourke